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                               PRINTWARE, INC.

                                 EXHIBIT 11
                   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                              Three months ended       Six months ended
                             June 29,     July 1,    June 29,     July 1,
                               1996         1995       1996        1995
                             _________   _________   _________   _________

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PRIMARY EPS:

Weighted average number of
  common shares outstanding   3,630,683   3,626,613   3,630,683   3,626,613

Common share equivalents
  from assumed exercise of
  options and warrants           70,663      53,028      70,663      53,028
                              _________   _________   _________   _________
Total shares                  3,701,346   3,679,641   3,701,346   3,679,641
                              _________   _________   _________   _________

Net income (000's)           $      464  $      523  $      795  $      849
                              _________   _________   _________   _________
Earnings per share           $      .13  $      .14  $      .21  $      .23
                              _________   _________   _________   _________

FULLY DILUTED:

Weighted average number of
  common shares outstanding   3,630,683   3,626,613   3,630,683   3,626,613

Common share equivalents
  from assumed exercise of
  options and warrants           70,663      53,028      70,663      53,028
                              _________   _________   _________   _________
Total shares                  3,701,346   3,679,641   3,701,346   3,679,641
                              _________   _________   _________   _________

Net income (000's)           $      464  $      523  $      795  $      849
                              _________   _________   _________   _________
Earnings per share           $      .13  $      .14  $      .21  $      .23
                              _________   _________   _________   _________

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Note:  Fully diluted net income per share is not reported
       separately because it is substantially the same as primary net income per share.
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